811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES Austin Milan Beijing Munich Boston New York Brussels Orange County Century City Paris Chicago Riyadh Dubai San Diego Düsseldorf San Francisco Frankfurt Seoul Hamburg Silicon Valley Hong Kong Singapore Houston Tel Aviv London Tokyo Los Angeles Washington, D.C. Madrid June 30, 2025 Abacus Global Management, Inc. 2101 Park Center Drive, Suite 200 Orlando, Florida 32835 Re: Abacus Global Management, Inc. To the addressee set forth above: We have acted as special counsel to Abacus Global Management, Inc., a Delaware corporation (the “Company”), in connection with (i) the Company’s offer to exchange (the “Exchange Offer”) any and all of the Company’s outstanding public warrants (the “Public Warrants”) and outstanding private placement warrants (such private placement warrants, together with the public warrants, the “Warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) for 0.23 shares of Common Stock per Warrant and (ii) the solicitation of consents from the holders of all outstanding Public Warrants to amend (the “Warrant Amendment”) that certain Warrant Agreement, dated as of July 23, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which governs the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be exchanged for 0.207 shares of Common Stock. The shares of Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the Warrant Amendment are referred to herein as the “Shares.” The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about that date hereof (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S- K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus/offer to exchange (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

June 30, 2025 Page 2 Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holders, and issued by the Company in accordance with the terms of the Exchange Offer and the Warrant Amendment and in the manner contemplated by the Registration Statement, the issue of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Sincerely, /s/ Latham & Watkins LLP